                                    Exhibit B


     Set forth below is the name, citizenship, address, position and present principal occupation of each of the directors and executive officers of Zuellig Botanicals, Inc.


                                Reporting Persons


                                                     Residence
                                                     or Business                          Position              Present
Name                   Citizenship                   Address                              with the Issuer       Occupation
----                   -----------                   -------                              ---------------       ----------
Harvey L. Sperry       United States                 Willkie Farr & Gallagher             Director              Attorney
                                                     787 Seventh Avenue
                                                     New York, NY 10023

Volker Wypyszyk        United States                 2550 El Presidio Street              CO-CEO                President-ZGNA
                                                     Long Beach, CA 90810                 Director

Ralph Heimann          United States                 2550 El Presidio Street              CFO                   President-ZBI
                                                      Long Beach, CA 90810

Terry L. Feit          United States                 2550 El Presidio Street              N/A                   Assistant Secretary/
                                                     Long Beach, CA  90810                                      Controller-ZBI






                                      E-2